Exhibit 4.1

CapitalSouth Bancorp

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON STOCK

NUMBER

CS

SHARES

CUSIP 14056A 10 1

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES that

SPECIMEN

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK. PAR VALUE $1.00 PER SHARE OF

CapitalSouth Bancorp

Transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

IN WITNESS WHEREOF, The said Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers and its Corporate seal to be hereunto affixed.

DATED:

COUNTERSIGNED AND REGISTERED

REGISTRAR AND TRANSFER COMPANY

TRANSFER AGENT AND REGISTRAR

BY

CAROL W. MARSH, SECRETARY

AUTHORIZED SIGNATURE

W. DAN PUCKETT, CHAIRMAN